                                                                  EXHIBIT 99(C)

                               STATE OF ILLINOIS
               IN THE CIRCUIT COURT OF THE EIGHTH JUDICIAL CIRCUIT
                                 COUNTY OF ADAMS


MERRILL BECK, et al.,                       )  No. 00-L-30
                                            )
                           Plaintiffs       )  (Derivative Action)
                                            )
         vs.                                )  Judge Schuering
                                            )
MAURICE M. TAYLOR, JR., et al.,             )  ORDER OF DISMISSAL WITH PREJUDICE
                                            )
                           Defendants,      )
                                            )
         -and-                              )
                                            )
TITAN INTERNATIONAL, INC., an               )
Illinois corporation,                       )
                                            )
                   Nominal Defendant        )
--------------------------------------------)




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     Upon review of the Stipulation of Dismissal Terms and Plaintiffs' Motion
for Voluntary Dismissal, and being fully advised of the premises, pursuant to 805 ILCS Section 5/7.80, the Court hereby approves the Plaintiffs' dismissal of this Litigation with prejudice, and this Litigation is hereby ordered dismissed with prejudice, each party to bear its own costs, attorneys' fees and litigation expenses.
     Finding that Plaintiffs' dismissal will not substantially affect the interests of the shareholders of Titan International, Inc., or any claim of shareholders pursuant to 805 ILCS Section 5/7.80, the Court declines to order that notice of the dismissal with prejudice of this Litigation be given to any of the shareholders of Titan International, Inc.

         ENTERED:  May 30, 2003


                                                   /s/  Mark A. Schuering
                                              -------------------------------
                                              THE HONORABLE MARK A. SCHUERING






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